Exhibit 10.2e

NORTH CAROLINA	)
	)	FOURTH LEASE AMENDMENT
FORSYTH COUNTY	)

This Fourth Lease Amendment (the “Fourth Amendment”) is made effective as of the 1st day of August, 2007 (the “Amendment Date”), by and between Wake Forest University Health Sciences, a North Carolina non-profit corporation having its principal office in Winston-Salem, North Carolina (“Landlord”), and Targacept, Inc., a Delaware corporation having its principal office in Winston-Salem, North Carolina (“Tenant”). Unless otherwise defined herein, all of the capitalized terms of this Fourth Amendment shall have the same meanings ascribed to them in the Lease effective August 1, 2002, as amended by the First Lease Amendment effective January 1, 2005 (the “First Lease Amendment”), the Second Lease Amendment effective March 31, 2006 (the “Second Lease Amendment”), and the Third Lease Amendment effective January 1, 2007 (the “Third Lease Amendment”) all of which are hereinafter collectively referred to as the “Lease.”

WITNESSETH:

WHEREAS, Tenant desires to Lease from Landlord and Landlord desires to lease to Tenant an additional 704 square feet located on the Basement Level of the Building, and designated as “B17 Server Room” on the Basement Level Floor Plan attached as Exhibit A-2 upon the terms and for the rents as further set forth herein; and

NOW, THEREFORE, for and in consideration of the premises, of the rents reserved and to be paid by Tenant to Landlord, and of the additional mutual covenants of the parties, the parties hereby agree to amend the Lease as follows:

1. The Lease is amended by:

a.	Deleting Exhibit A of the Lease, as amended, and substituting in lieu thereof the attached Exhibit A, describing the Demised Premises, and deleting Exhibit A-2 and substituting in lieu thereof the attached Exhibit A-2, which reflects modifications to the “One Technology Place, Basement Level Floor Plan” only; and

b.	Deleting the table appearing in paragraph 3.1 of the Lease and substituting in lieu thereof the following table and accompanying notes:

“3.1 Tenant will pay annual rental pursuant to the following schedule (“rsf” indicates “rentable square foot”):

Initial Term

Effective Date	Demised Premises
	3rd & 4th Floors (40,432 rsf)	1,000 rsf 1st Floor	13,955 rsf 1st Floor (includes 1,000 rsf)
Commencement Date 8/1/02	$36.00/rsf	—	—

Amendment Date 1/1/05-12/31/06	$36.00/rsf	$15.00/rsf	—

1/1/07-7/31/07	$36.00/rsf	—	$18.80/rsf Base ($21,862.83/month)

1/1/07-7/31/07	$36.00/rsf	—	$34.59/rsf Upfit Amortized (a total of $281,577.01 for the 7-month period)

Renewal Term

ONE TECH SPACE TERM	SF	RENT	COMMENTS	TOTAL ANNUAL (per month)
1st Floor:

8/1/07-7/31/12	13,955	$18.80/rsf Base		$ $	262,354.00 (21,862.83/mo )
8/1/07-7/31/12	13,955	$34.59/rsf Upfit Amortized	Upfit costs of $2.5 million @ 9% / 7 years		$482,672.40

SUBTOTAL					$745,026.40

3rd and 4th Floor: 8/1/07-7/31/12	40,432	$33.60/rsf	Current rate is $36/sf to 7/31/07	$ $	1,358,515.20 (113,209.60)
1st Floor: 8/1/07-7/31/12	2,969	$18.80/rsf		$ $	55,817.20 (4,651.43)
SUBTOTAL					$1,414.332.40

Basement Level: 8/1/07-7/31/12	704	$10.00/rsf		$ $	7,040.00 (586.67)

SUBTOTAL					$7,040.00

TOTAL:					$2,166,398.80

Second Floor*	20,669	20.00/rsf		$ $	413,380.00 (34,448.33)

*	if corresponding Option to Lease is exercised by Tenant

Second Renewal Term

The annual rent per rentable square foot for all of the space leased during the Second Renewal Term, if any, shall be equal to the then-existing market rate for similar space in the Piedmont Triad in North Carolina, as mutually determined in good faith by Landlord and Tenant. Unless Tenant does not have an interest in extending the term of the Lease for the Second Renewal Term, Landlord and Tenant shall exercise the requisite diligence to ensure that they mutually determine the annual rent per rentable square foot applicable to the Second Renewal Term, in writing, on or before July 31, 2011.

The annual rent payable during the Initial Term, the Renewal Term, and, if applicable, the Second Renewal Term (herein collectively “Rent”) is payable in equal monthly installments in advance on the first day of each calendar month of each calendar year during the Initial Term, the Renewal Term, and, if applicable, the Second Renewal Term, prorated for any partial month. Any increases or decreases in the amount of square footage leased during a month will be adjusted in the subsequent monthly payment. Rent payments shall be payable to “Wake Forest University Health Sciences” and sent to Landlord in care of Controller’s Office, Attention: Doug Edgeton, Medical Center Boulevard, Winston-Salem, NC 27157.

Except as amended herein, all the terms and conditions of the Lease remain in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Fourth Amendment to be executed, pursuant to authority duly granted, effective as of August 1, 2007.

LANDLORD:		TENANT:

Wake Forest University Health Sciences		Targacept, Inc.

By:	/s/ Douglas L. Edgeton	By:	/s/ J. Donald deBethizy
Name:	Douglas L. Edgeton		J. Donald deBethizy
Title	Exec. VP & COO		President

Date: 9/18/07		Date: 9/14/07

Exhibit A

Demised Premises

The Demised Premises consist of the following:

•

As of the Commencement Date, all of the third and fourth floors, consisting of 40,432 rentable square feet, including within the meaning of “Premises” or “Demised Premises” the entire fourth floor of the Building, to be utilized as Tenant’s laboratory facilities, encompassing 20,216 rentable square feet, and 20,216 rentable square feet of general office space on the third floor;

•	As of January 1, 2005, an additional 1,000 rentable square feet on the first floor of the Building, to be utilized as “Tenant’s Storage Space”;

•

As of January 1, 2007, additional space located on the first floor of the Building, consisting of 13,955 rentable square feet (inclusive of the 1,000 rentable square feet described above), as depicted on the attached First Level Floor Plan attached hereto as a part of Exhibit A-2:

Rentable square footage*	Designation on Exhibit A-2 First Floor Plan	Color of Designated Space on Plan
6,555	Lab-1	blue
2,293	Office-1	purple
3,171	Office-2	olive
1,936	Office-5	yellow

; and

•

As of August 1, 2007, further additional space located on the first floor of the Building, consisting of 2,969 rentable square feet, as depicted on the attached First Level Floor Plan attached hereto as a part of Exhibit A-2:

Rentable square footage	Designation on Exhibit A-2 First Floor Plan	Color of Designated Space on Plan
741	Office-3	beige
2,228	Office-4	salmon

•

As of August 1, 2007, additional space located on the ground floor of the Building, consisting of 704 rentable square feet, as depicted on the attached Basement Level Floor Plan attached hereto as a part of Exhibit A-2;

; in each case together with rights of use of and subject to the rights of others in and to the Common Areas of the Building. Diagrams of the Demised Premises and Common Areas are as shown on the attached Exhibit A-2 (5 pages).